                                                               EXHIBIT (d)(1)(b)

                        ADDENDUM TO ADVISORY AGREEMENT

     The Advisory Agreement made the 13th day of June, 2001 between PACIFIC FUNDS (the "Trust"), a Delaware business trust, and PACIFIC LIFE INSURANCE COMPANY (the "Adviser"), a corporation organized under the laws of California, (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 14th day of December 2001.

                                  WITNESSETH:

     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest ("Beneficial Interest") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently consists of twelve funds designated as the PF AIM Blue Chip Fund, PF AIM Aggressive Growth Fund, PF INVESCO Health Sciences Fund, PF INVESCO Technology Fund, PF Janus Strategic Value Fund, PF Janus Growth LT Fund, PF Lazard International Value Fund, PF MFS Mid-Cap Growth Fund, PF MFS Global Growth Fund, PF PIMCO Managed Bond Fund, PF Pacific Life Money Market Fund and PF Salomon Brothers Large-Cap Value Fund; and

     WHEREAS, the Fund intends to establish two additional Funds to be designated as the PF Putnam Equity Income Fund and PF Putnam Research Fund; and

     WHEREAS, the Trust desires to appoint the Adviser as manager and investment adviser to the PF Equity Income Fund and PF Research Fund under the provisions set forth in the Agreement and in this Addendum; and

     WHEREAS, the Adviser is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Trust hereby appoints the Adviser to act as manager and investment adviser with respect to the PF Equity Income Fund and PF Research Fund which, in addition to all other Funds previously established, shall be deemed one of the series under the Agreement.

     2. Schedule A, governing applicable compensation under the Agreement is hereby replaced with Schedule A attached hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                              PACIFIC FUNDS


                              By: /s/ Glenn S. Schafer
                                  ----------------------

                              Name:  Glenn S. Schafer

                              Title: President



                              PACIFIC LIFE INSURANCE COMPANY


                              By: /s/ Glenn S. Schafer
                                  ----------------------

                              Name:  Glenn S. Schafer

                              Title: President


                              By: /s/ Audrey L. Milfs
                                  ----------------------

                              Name:  Audrey L. Milfs

                              Title: Vice President & Secretary


Effective:  December 31, 2001

                                  Schedule A
                         Investment Advisory Agreement

Fund                                       Annual Investment Advisory Fee
----                               ---------------------------------------------
                                   (as a percentage of average daily net assets)
PF AIM Blue Chip Fund                                   0.95%
PF AIM Aggressive Growth Fund                           1.00%
PF INVESCO Health Sciences Fund                         1.10%
PF INVESCO Technology Fund                              1.10%
PF Janus Strategic Value Fund                           0.95%
PF Janus Growth LT Fund                                 0.75%
PF Lazard International Value Fund                      0.85%
PF MFS Mid-Cap Growth Fund                              0.90%
PF MFS Global Growth Fund                               1.10%
PF PIMCO Managed Bond Fund                              0.60%
PF Pacific Life Money Market Fund          0.40% of the first $250 million
                                           0.35% of the next $250 million
                                                   0.30% on excess
PF Putnam Equity Income Fund                            0.95%
PF Putnam Research Fund                                 1.00%
PF Salomon Brothers Large-Cap
Value Fund                                              0.85%



Effective:  December 31, 2001